Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-194539) of Gladstone Land Corporation of our report dated March 6, 2015 relating to the financial statements of Espinosa Road, which appear in the Form 8-K/A filed on March 6, 2015.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

December 7, 2015